SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                Cotelligent, Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


                                  June 28, 1999
                            --------------------------

                Date of Report (Date of earliest event reported)



        Delaware                     0-25372                 94-3173918
--------------------------        ------------           -------------------
(State or other juris-            (Commission            (I.R.S. Employer
 diction of incorporation)        File Number)           Identification No.)



101 California Street - Suite 2050, San Francisco, CA          94111
----------------------------------------------------------------------
 (Address of principal executive offices)                   (Zip Code)



                                 (415) 439-6400
                       ---------------------------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

On June 28, 1999, Cotelligent, Inc. (the "Company") entered into the first amendment (the "First Amendment") to its Amended and Restated Credit Agreement, dated March 12, 1999, among the Company, its consolidated subsidiaries, Bank Boston N.A., as administrative agent, letter of credit issuer and swingline lender, and the other banks and financial institutions party thereto (the "Credit Agreement"). The First Amendment (i) added the requirement that the Company obtain the consent of a majority of the lenders under the Credit Agreement if the Company makes a "Restricted Payment"; (ii) changed the minimum net worth covenant, for each fiscal quarter, from $97,006,500 (plus 100% of the positive increase in net worth from acquisitions closing after June 30, 1999, plus 75% of the positive net income beginning January 1, 1999, plus 100% of the net proceeds from the issuance of capital stock on or after January 1, 1999) to: after July 1, 1999, 95% of the Company's net worth as of June 30, 1999 (plus 100% of the positive increase in net worth from acquisitions, plus 75% of the positive net income beginning July 1, 1999, plus 100% of the net proceeds from the issuance of capital stock on or after July 1, 1999); and (iii) added a new covenant that the Company's net loss for the June 1999 fiscal quarter could not be more than $18,000,000.


On November 15, 1999, the Company entered into the second amendment (the "Second Amendment") to the Credit Agreement. The Second Amendment (i) permitted the Company to borrow against its revolving acquisition facility to pay certain earn-out payments in accordance with certain existing asset purchase agreements ("Earn-out Payments"); (ii) permitted the Company to borrow under its revolving acquisition facility for any fiscal quarter after June 30, 2000 (A) upon the approval of 100% of the lenders, if EBITDA is equal to or greater than $7,500,000 or (B) upon the approval of a majority of the lenders, if EBITDA is equal to or greater than $7,500,000 and the Company has demonstrated compliance with all financial covenants set forth in the Credit Agreement; (iii) permitted the Company to use proceeds from its working capital facility to make Earn-out Payments; (iv) added the covenant that all late payments and all payments due after an event of default under the Credit Agreement shall bear interest at a higher " post-default" rate; (v) provided for higher commitment fees to be paid to the lenders based on unused portions of the committed facility (such fees to be raised or lowered in relation to the amount of the current funded debt to EBITDA ratio); (vi) required mandatory prepayments under the Credit Agreement if the Company disposes of assets resulting in net proceeds equal to or greater than $1,000,000; (vii) required that the Company provide financial reports to the lenders on a monthly basis and provide financial reports to the lenders at the same time such reports are delivered to the recipients of Earn-out Payments;
(viii) permitted the Company to make Earn-out Payments on the condition that it either: (A) negotiate a payment schedule for Earn-out Payments in accordance with a calculation based on the Company's EBITDA; or (B) enter into a subordinated debt facility or issue capital stock under terms acceptable to 100% of the lenders; (ix) required the Company to maintain its bank accounts with one of the lenders; (x) prohibited the Company from making Restricted Payments; (xi) revised certain financial covenants and suspended their application until the fiscal quarter ending on December 31, 2000; (xii) required that the Company's net income and EBIT be greater than $1.00 beginning with the fiscal quarter ending December 31, 1999 through the fiscal quarter ending September 30, 2000;
(xii) set minimum levels for the Company's EBITDA for the fiscal quarters ending September 30, 1999 through September 30, 2000; (xiii) added a modified quick ratio (the ratio of cash plus accounts receivable to current liabilities plus working capital commitment usage of all lenders) of 1.10:1.00 for the months ending October 31, 1999 through September 30, 2000; (xiv) added a maximum capital expenditures covenant limiting capital expenditures to $2,750,000 for two-quarter rolling periods, beginning on the fiscal quarter ending December 31, 1999 through September 30, 2000; (xv) limited payments of Earn-out Payments with respect to one asset purchase transaction to the latest possible due date; and
(xvi) changed the definition of majority lenders from 51% to 66 2/3%.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

     Exhibit No.                             Exhibit
     -----------  --------------------------------------------------------------

        99.1      First Amendment  to Amended and Restated Senior Secured Credit
                                             Agreement


        99.2      Second Amendment to Amended and Restated Senior Secured Credit
                                              Agreement

                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                         COTELLIGENT, INC.
                                                         (Registrant)



Dated:  December 6, 1999                         By:     /S/ James R. Lavelle
                                                         -----------------------
                                                         James R. Lavelle
                                                         Chief Executive Officer
                                       3

                                  EXHIBIT INDEX



Exhibit No.                        Description                              Page
-----------          --------------------------------------------------     ----

99.1 First Amendment to Amended and Restated Senior Secured Credit Agreement dated as of June 28, 1999 by and among Cotelligent, Inc., the Co-Borrowers and Lenders set forth therein, and BankBoston N.A.

99.2 Second Amendment to Amended and Restated Senior Secured Credit Agreement dated as of November 15, 1999 by and among Cotelligent, Inc., the Co-Borrowers and Lenders set forth therein, and BankBoston N.A.

                                        4